Exhibit 10.3
EXHIBIT 1(b)
This Note has not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act"), or pursuant to the securities laws of any state. Accordingly, this Note may not be offered, sold or otherwise transferred (1) except in accordance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws or (2) unless this Note is registered under the Securities Act and any applicable state securities laws.
TRANSWESTERN PIPELINE COMPANY, LLC
5.66% Senior Unsecured Series B Note due December 9, 2024

No. [ _____ ]	December 9, 2009
$[ _____ ]	PPN 89407# AG3
For Value Received, the undersigned, TRANSWESTERN PIPELINE COMPANY, LLC (herein called the “Company"), a Delaware limited liability company, hereby promises to pay to [  _____  ], or registered assigns, the principal sum of [  _____  ] DOLLARS (or so much thereof as shall not have been prepaid) on December 9, 2024 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.66% per annum from the date hereof, payable semi-annually, on the 9th day of June and December in each year, commencing with the 9th day of June next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (i) 7.66% or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).
Subject to the home office payment obligation contained in Section 14.2 of the Note Purchase Agreement referred to below, payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series 5.66% Senior Unsecured Series B Notes due December 9, 2024 (herein called the “Notes") issued pursuant to the Note Purchase Agreement, dated as of December 9, 2009 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment and offers of prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and holder hereof shall be governed by, and construed in accordance with, the law of the State of New York.

TRANSWESTERN PIPELINE COMPANY, LLC
By:
Name:
Title: